                                                                     Exhibit 4.4

                         FIRST SUPPLEMENT TO INDENTURE

     This First Supplement to Indenture (this "Supplement") is dated as of December 19, 2000 by and among Carrols Corporation, a Delaware corporation (the "Company"), Taco Cabana, Inc., a Delaware corporation, TP Acquisition Corp., a Texas corporation, T.C. Management, Inc., a Delaware corporation, Get Real, Inc., a Delaware corporation, Taco Cabana Management, Inc., a Texas corporation, Texas Taco Cabana, L.P., a Texas limited partnership, TC Lease Holdings III, (V) and (VI), Inc., a Texas corporation, Cabana Bevco, LLC, a Texas limited liability company, TC Bevco Management, LLC, a Texas limited liability company, TC Bevco Holding, LLC, a Texas limited liability company, TC Bevco, LLC, a Texas limited liability company, Cabana Beverages, Inc., a Texas corporation, Two Pesos Liquor Corp., a Texas corporation, and Rosa Beverages, Inc., a Texas corporation (collectively, the "Additional Guarantors"), and The Bank of New York, a New York banking corporation (the "Successor Trustee"), as successor Trustee to IBJ Schroder Bank & Trust Company (the "Original Trustee") with respect to the Company's Series A 9 1/2% Senior Subordinated Notes due 2008 and Series B 9 1/2% Senior Subordinated Notes due 2008 (the "Notes"). Capitalized terms used but not otherwise defined in this Supplement shall have the meanings ascribed to such terms in the Indenture as amended and supplemented from time to time in accordance with its terms.

     WHEREAS, the Company, the Guarantors named therein and the Original Trustee entered into the Indenture, dated as of November 24, 1998 (the "Indenture"); and

     WHEREAS, pursuant to Section 4.11 of the Indenture, Restricted Subsidiaries of the Company meeting certain qualifications described therein are required to execute and deliver to the Trustee a supplemental indenture that shall unconditionally guarantee all of the Company's obligations under the Notes and Indenture.

     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree, for the equal and proportionate benefit of all Holders of the Notes, as follows:

                                   ARTICLE I
                              SUBSIDIARY GUARANTY

     Section 1.01  Guaranty.  Each of the Additional Guarantors hereby
                   --------
unconditionally guarantees all of the Company's obligations under the Notes and the Indenture on the terms set forth in Article Eleven of the Indenture.

                                  ARTICLE II
                           MISCELLANEOUS PROVISIONS

     Section 2.01  Instruments to be Read Together.  This Supplement is an
                   -------------------------------
indenture supplement to and in implementation of the Indenture, and said Indenture and this Supplement shall henceforth be read together.

     Section 2.02  Confirmation.  The Indenture, as amended and supplemented by
                   ------------
this Supplement, is in all respects confirmed and preserved.

     Section 2.03  Counterparts.  This Supplement may be executed in any number
                   ------------
of counterparts, each of which, when so executed, shall be deemed to be an original, but all of which shall together constitute one and the same instrument.

     Section 2.04  Effectiveness.  This Supplement shall become effective
                   -------------
immediately upon its execution in accordance with the provisions of the Indenture.

     Section 2.05  GOVERNING LAW.  THIS SUPPLEMENT SHALL BE GOVERNED BY AND
                   -------------
CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICTS OF LAWS RULES THEREOF.

     Section 2.06  Disclaimer of Trustee's Responsibility.  In executing this
                   --------------------------------------
Supplement, the Successor Trustee shall be entitled to all the privileges and immunities afforded to the Trustee under the terms and conditions of the Indenture.

          IN WITNESS WHEREOF, the parties hereto have caused this Supplement to Indenture to be duly executed as of the date first above written.

                              CARROLS CORPORATION


                              By:  /s/ Joseph Zirkman
                                   ------------------------------------
                              Name:  Joseph Zirkman
                              Its:  Vice President


                              TACO CABANA, INC.


                              By:  /s/ Joseph Zirkman
                                   ------------------------------------
                              Name:  Joseph Zirkman
                              Its:  Vice President


                              TP ACQUISITION CORP.


                              By:  /s/ Joseph Zirkman
                                   ------------------------------------
                              Name:  Joseph Zirkman
                              Its:  Vice President


                              T.C. MANAGEMENT, INC.


                              By:  /s/ Joseph Zirkman
                                   ------------------------------------
                              Name:  Joseph Zirkman
                              Its:  Vice President

                              GET REAL, INC.


                              By:  /s/ Clayton E. Wilhite
                                   ------------------------------------
                              Name:  Clayton E. Wilhite
                              Its:  Vice President


                              TACO CABANA MANAGEMENT, INC.


                              By:  /s/ Joseph Zirkman
                                   ------------------------------------
                              Name:  Joseph Zirkman
                              Its:  Vice President


                              TEXAS TACO CABANA, L.P.

                              By:  TACO CABANA MANAGEMENT, INC.,
                                   its General Partner

                              By:  /s/ Joseph Zirkman
                                   ------------------------------------
                              Name:  Joseph Zirkman
                              Its:  Vice President


                              TC LEASE HOLDINGS III, (V) AND (VI), INC.


                              By: /s/ Becky Rainey
                                  -------------------------------------
                              Name:  Becky Rainey
                              Its:  Vice President and General Counsel


                              CABANA BEVCO, LLC


                              By: /s/ James Jenkins
                                  -------------------------------------
                              Name:  James Jenkins
                              Its:  Manager

                              TC BEVCO MANAGEMENT, LLC


                              By: /s/ James Jenkins
                                  -----------------------------------
                              Name:  James Jenkins
                              Its:  Manager


                              TC BEVCO HOLDING, LLC


                              By: /s/ James Jenkins
                                  -----------------------------------
                              Name:  James Jenkins
                              Its:  Manager


                              TC BEVCO, LLC


                              By: /s/ James Jenkins
                                  -----------------------------------
                              Name:  James Jenkins
                              Its:  Manager


                              CABANA BEVERAGES, INC.


                              By: /s/ James Jenkins
                                  -----------------------------------
                              Name:  James Jenkins
                              Its:  President


                              TWO PESOS LIQUOR CORP.


                              By: /s/ James Jenkins
                                  -----------------------------------
                              Name:  James Jenkins
                              Its:  President


                              ROSA BEVERAGES, INC.


                              By: /s/ James Jenkins
                                  -----------------------------------
                              Name:  James Jenkins
                              Its:  President

                              THE BANK OF NEW YORK


                              By: /s/ Michael C. Daly
                                  -----------------------------------
                              Name:  Michael C. Daly
                              Its:  Assistant Vice President